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                                                            Exhibit 23


                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Republic New York Corporation

We consent to incorporation by reference in Registration Statements (No. 33-49507 and No. 33-42582) on Form S-3 and in Registration Statements (No. 33-57351, No. 33-38789 and No. 33-49639) on Form S-8 of Republic New York Corporation of our report dated January 16, 1996, relating to the consolidated statements of condition of Republic New York Corporation as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and the consolidated statements of condition of Republic National Bank of New York as of December 31, 1995 and 1994, which report appears on page 57 of the 1995 Republic New York Corporation Annual Report to Stockholders, in the Republic New York Corporation Annual Report on Form 10-K. Our report refers to the adoption of the provisions of the Statement of Financial Accounting Standards Nos. 114, 118 and 122 in 1995 and No. 115 in 1993.




New York, New York
March 20,  1996